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                                                                   EXHIBIT 10.66


                  AGREEMENT FOR PURCHASE AND SALE OF ASSETS

      This Agreement is made as of July 1, 1997 at Los Angeles, California among HFA Services, Inc. ("Buyer"), a California corporation, Sportstherapy, Inc. ("Corporation"), a California corporation and Larry Schwartz ("Schwartz") with reference to the following facts:

      A. Buyer desires to purchase from Corporation and Corporation desires to sell to Buyer, on the terms and subject to the conditions of this Agreement, the assets described in paragraph 1.1 below.

      B. Except as specifically provided, Buyer is not assuming any obligations or other liabilities whatever.

      C. Schwartz is the sole shareholder of Corporation.

      In consideration of and in reliance upon the mutual covenants, agreements, representations and warranties contained in this agreement, the parties therefore agree as follows:

                                   ARTICLE ONE

      1.0 Sale and Transfer of Assets. Subject to the terms and conditions set forth in this Agreement, Corporation will sell, convey, transfer, assign and deliver to Buyer and Buyer will purchase from Corporation the assets and rights specifically described on Schedule 1.1 hereto (collectively the "Transferred Assets.")

      1.1 Consideration from Seller at Closing. As full payment for the transfer of the Transferred Assets to Buyer, Buyer shall deliver at the Closing (as defined in paragraph 2.0 below), in accordance with the provisions of paragraph 2.1, a check payable to the order of Corporation in the amount of $472,203.00.

      1.2 Assumption of Obligations. Buyer will assume only those contracts specifically listed on Schedule 1.3 (the "Listed Contracts") and those other liabilities specifically listed on such Schedule 1.3 (the "Listed Liabilities"). Such Listed Contracts and Listed Liabilities are hereinafter collectively referred to as the "Assumed Obligations". It is expressly understood and agreed that Buyer will not assume, and will not be liable for, any contractual or other obligations or liabilities whatsoever of Corporation of any kind, whether absolute, accrued, contingent or otherwise, other than the Assumed Obligations. Nothing in this Agreement shall be deemed to create any third party beneficiary rights in favor of any persons who are not

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signatories to this Agreement.

      1.3 Purchase Price and Allocation. The purchase price of the Transferred Assets will be allocated in accordance with Schedule 1.4. Each of the parties will report this transaction for federal and state tax purposes in accordance with the allocation set forth in such Schedule.

      1.4 Excise and Property Taxes. Buyer shall pay any sales and use taxes arising from the transfer of the Transferred Assets and Corporation will pay its portion, prorated as of July 1, 1997 (the "Effective Date"), of state and local real and personal property taxes of the business.

                                   ARTICLE TWO

      2.0 Time and Place of Closing. The Closing for the transfer of the Transferred Assets and assumption of the Assumed Obligations (the "Closing") shall take place at 11100 Santa Monica Blvd., Suite 300, Los Angeles, California at 4:00 p.m. on July 10, 1997, or at such other place and time as the parties may agree to in writing (the "Closing Date").

      2.1 Delivery at Closing. At the Closing, Buyer shall deliver to Corporation the funds specified in paragraph 1.2 and Corporation shall deliver to Buyer the Bill of Sale attached hereto as Exhibit A, the Lease Assignment for real property leases attached hereto as Exhibit B(1) and all other assignments, deeds, conveyances or other assurances, documents and instruments of transfer reasonably requested by Buyer that will put Buyer into full possession and enjoyment of the Transferred Assets and the Listed Contracts.

                                  ARTICLE THREE

      3.0 Representation and Warranties. Corporation and Schwartz, jointly and severally, represent, warrant and covenant to Buyer as follows:

      3.1 Organization' Standing and Qualification. Corporation is duly organized, validly existing, and in good standing under the laws of California, and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted. Neither Corporation's ownership of its property nor the conduct of its business requires it to be qualified to do business in any other jurisdiction. Corporation's board of directors and shareholders have authorized the execution of this Agreement, and Corporation has the corporate power and is duly authorized to enter into this Agreement and complete the transactions contemplated hereby.

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This Agreement is a valid and binding obligation of Corporation.

      3.2 Capital Structure of Corporation. Corporation's authorized capital stock consists of 100,000 shares of common stock, without par value, of which 33,726 shares are issued and outstanding and are held, beneficially and of record, by Schwartz, free and clear of any liens, charges, encumbrances or other adverse interests whatsoever. All issued and outstanding shares have been validly issued in full compliance with all federal and state securities laws, are fully paid and nonassessable, and have voting rights. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Corporation to issue or to transfer from treasury any additional shares of its capital stock of any class.

      3.3 Financial Statements; Minimum Net Worth. The balance sheet of Corporation as of December 31, 1996 ("Balance Sheet") and the interim balance sheet (the "Interim Balance Sheet") of Corporation as of June 30, 1997 (the "Interim Balance Sheet Date") and the related statements of profits and losses for the year and six month period then ended, copies of which are attached hereto as Schedule 3.3, fairly present the financial position of Corporation as of those dates and the results of operations for that year and period, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding years. In addition, on the Closing Date, the Stockholder's Equity of Corporation, calculated on a pro forma basis as if the transfer of assets and assumption of obligations contemplated by this Agreement had not been effected as of July 1, 1997, shall not have decreased by more than $5,000, from the Stockholder's Equity of Corporation as of the close of business on June 30, 1997.

      3.4 Liens; Condition. Except for the lien for any current taxes or assessments not yet delinquent and the liens in favor of Union Bank evidenced by the UCC-1 attached hereto as Schedule 3.4, Corporation owns all of the Transferred Assets free and clear of any liens, claims, charges, options, or encumbrances. All of the Transferred Assets are in good condition and repair and Buyer will be able to utilize all such Transferred Assets after the Closing in the ordinary course of business.

      3.5 Accounts Receivable. All accounts receivable reflected on the Interim Balance Sheet arose from valid transactions in the ordinary course of Corporation's business. By December 31, 1998, Buyer shall have collected in full ninety four percent (94%) of the face amount of the accounts receivable reflected on the Interim Balance Sheet.

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      3.6 Interests in Corporation's Property. No officer, director, or shareholder of Corporation has any interest in any property, real or personal, tangible or intangible, including copyrights, trademarks, or trade names, used in or pertaining to the business of Corporation.

      3.7 Absence of Undisclosed Liabilities. There are no liabilities of Corporation, whether absolute, accrued, contingent or otherwise, other than the following:

      (a) Liabilities disclosed or provided for in the Interim Balance Sheet;

      (b) Liabilities incurred in the ordinary course of business after the Interim Balance Sheet Date, none of which has been adverse to the business of Corporation, and none of which is attributable to any period prior to the Interim Balance Sheet Date.

      3.8 Absence of Specified Changes. Since the Interim Balance Sheet Date there has not been:

      (a) Any change in the business, results of operations, assets, financial condition, or manner of conducting the business of Corporation other than changes in the ordinary course of business, none of which has had an adverse effect on the business, results of operations, assets, financial condition, or prospects of Corporation;

      (b) Any damage, destruction, or loss (whether or not covered by insurance) adversely affecting any aspect of the business or operations of Corporation;

      (c) Any direct or indirect redemption or other acquisition by Corporation of any of Corporation's shares of capital stock of any class, or any declaration, setting aside, or payment of any dividend or other distribution in respect of Corporation's capital stock of any class;

      (d) Any increase in the compensation payable or to become payable by Corporation to any of its officers, employees, or agents;

      (e) Any option to purchase, or other right to acquire, stock of any class of Corporation granted by Corporation to any person;

      (f) Any employment, bonus, or deferred compensation agreement entered into between Corporation and any of its directors, officers, or other employees or consultants;
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      (g) Any issuance of capital stock of any class by Corporation;

      (h) Any indebtedness incurred by Corporation for borrowed money or any commitment to borrow money entered into by Corporation or any guaranty given by Corporation;

      (i) Any amendment to Corporation's articles of incorporation or bylaws; or

      (j) Any other change in the way the Corporation conducts its business.

      3.9 Permits, Licenses and Franchises. Corporation has obtained all necessary permits, licenses, franchises, and other authorizations and has complied with all laws applicable to the conduct of its business in the manner and in the areas in which business is presently being conducted; and all such permits, licenses, franchises, and authorizations are valid and in full force and effect. Corporation has not engaged in any activity that would cause revocation or suspension of any such permits, licenses, franchises, or authorizations; no action or proceeding looking to or contemplating the revocation or suspension of any of them is pending or threatened; and no approvals or authorizations will be required after the Closing to permit Buyer to conduct Corporation's business as presently conducted.

      3.10 Judgments, Decrees or Orders Restraining Business. Corporation is not a party to or subject to any judgment, decree, or order entered in any suit or proceeding brought by any governmental agency or by any other person, enjoining Corporation with respect to any business practice, the acquisition of any property, or the conduct of business in any area. Corporation has never been named defendant in any judicial or arbitration proceeding. In addition, no judicial or arbitration proceeding is currently pending or threatened against Corporation, other than any claims related to unpaid payroll taxes, all of which Corporation specifically confirms will remain its sole responsibility after the Closing, together with all liabilities other than those specifically included in the Assumed Obligations.

      3.11 Insurance. During each of the past five fiscal years, Corporation has been adequately insured by financially sound and reputable insurers with respect to personal injury claims and all other risks normally insured against, in amounts normally carried by companies similarly situated; all such policies are in full force and effect and will remain in effect after the Closing Date with respect to any claims arising on or prior to the Closing Date; all premiums due on such policies have been fully paid; and no notice of cancellation or termination has been received with

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respect to any policy.

      3.12 Disclosure. No representation or warranty by Corporation or Schwartz in this Agreement and no statement by Corporation, or any executive officer or other person contained in any document, certificate, or other writing furnished by or on behalf of Corporation to Buyer in connection with this transaction, contains or will contain any untrue statement of material fact, or omits or will omit to state any material fact necessary to make it not misleading or necessary to fully provide the information required to be provided in the document, certificate, or other writing. Corporation, its sole shareholder, and its officers and directors have no knowledge of any existing fact, matter or threatened event relating to its business which is not disclosed herein and which may have a materially adverse effect upon the results of operations, liabilities, assets, prospects, business or condition, financial or otherwise, of Buyer after the Closing. Without limiting the generality of the foregoing, Corporation, its shareholders and its officers and directors have no reason to believe that any of Corporation's existing referral sources will refer fewer patients and clients to Buyer after the Closing Date or that Corporation's existing patients and clients will not use the services of Buyer after the Closing Date for any reason other than their not needing further medical care at such time.

      3.13 Powers of Attorney. Corporation has no powers of attorney outstanding other than those issued in the ordinary course of business with respect to insurance, tax, and customs matters.

      3.14 No Violation of Other Instruments. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (1) violate any provision of Corporation's articles of incorporation or bylaws; (2) violate any provision of, or result in the acceleration of any obligation under, or result in the imposition of any lien or encumbrance on any Transferred Assets pursuant to the terms of, any mortgage, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment, or decree; (3) result in the termination of any license, franchise, lease, or permit to which Corporation is a party or by which Corporation is bound; or (4) violate or conflict with any other restriction of any kind or character to which Corporation is subject. Corporation's board of directors and shareholders will take any additional actions required by law or by Corporation's articles of incorporation or bylaws, or otherwise necessary to authorize the execution, delivery and performance of this Agreement.

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      3.15 Contracts. Corporation is not in default under any of the Listed
Contracts, has not committed any acts which, with the giving of notice would give rise to a default thereunder, and has not received notice that any party to any of such Listed Contracts intends to cancel, terminate or seek a modification of any of them. All Listed Contracts are valid, in full force and effect and are assignable to Corporation and, subject to the effect of bankruptcy, insolvency or similar laws affecting the rights of creditors' generally, will remain binding in accordance with their terms after the Closing.

      3.16 Systems Facility Data. The "Sportstherapy Systems Facility Data" attached as Schedule 3.16 is true and correct in all respects and there has been no material change in the comparable data for the May 1 through June 30, 1997 period.

                                  ARTICLE FOUR

      4.0 Buyer's Representations and Warranties. Buyer represents and warrants to Corporation as follows:

      4.1 Organization and Standing of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of California.

      4.2 Corporate Power and Action. Buyer has the corporate power to execute and deliver this Agreement and has taken (or by the Closing Date will have taken) all actions required by law, its articles of incorporation, its bylaws, or otherwise, to authorize the execution and delivery of this Agreement. This Agreement is a valid and binding obligation of Buyer.

      4.3 No Violation of Other Instruments. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (1) violate any provision of the articles of incorporation or bylaws of Buyer; (2) violate any material provision of or result in the acceleration of any material obligation under any mortgage, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment, or decree to which Buyer is a party or by which it is bound; (3) result in the termination of any material license, franchise, lease, or permit to which Buyer is a party or by which either is bound; or (4) violate or conflict with any other material restriction of any kind or character to which Buyer is subject.

                                  ARTICLE FIVE

      5.0 Conditions Precedent to Buyer's Obligation to Close. Buyer's obligation to consummate the purchase and sale is subject

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to the satisfaction, on or before the Closing Date, of the following conditions:

      5.1 Performance of Acts and Undertakings of Corporation. Each of the acts and undertakings of Corporation to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed.

      5.2 Certified Resolutions. Corporation shall have furnished Buyer with a copy, certified by Corporation's secretary, of (1) a resolution or resolutions duly adopted by Corporation's board of directors and shareholder authorizing and approving this Agreement, and the execution of the documents and completion of transactions contemplated hereby.

      5.3 Continued Accuracy of Corporation's Representations and Warranties. All of the representations and warranties of Corporation contained in this Agreement, including in the Schedules attached hereto, shall be true in every respect on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of that date; and Buyer shall have received at the Closing a certificate, dated the Closing Date and executed by the president or a vice president of Corporation, containing a representation and warranty to that effect.

      5.4 Consents. All consents of other parties to mortgages, notes, leases, franchises, agreements, licenses, and permits of Corporation necessary to permit consummation of the transactions contemplated hereby shall have been obtained.

      5.5 Employment Agreements. As of the Closing Date, Buyer will have no liability to any executive or other employees of Corporation or to any tax or other governmental authorities with respect to any employment of such employees by Corporation on or prior to the Effective Date.

                                   ARTICLE SIX

      6.0 Conditions Precedent to Corporation's Obligation to Close. Corporation's obligation to close is subject to the satisfaction on or prior to the Closing Date of the following conditions:

      6.1 Performance of Acts and Undertakings by Buyer. Each of Buyer's acts and undertakings to be performed on or before the Closing Date pursuant to this Agreement shall have been performed.

      6.2 Certified Resolutions. Buyer shall have furnished

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Corporation with certified copies of resolutions duly adopted by the board of directors and shareholder of Buyer authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

      6.3 Continued Accuracy of Buyer's Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date; and Corporation shall have received at the Closing a certificate, dated the Closing Date and executed on behalf of Buyer by its president or any vice president, containing a representation and warranty to that effect.

                                  ARTICLE SEVEN

      7.0 Buyer's Investigation. Prior to the Closing Date, Buyer may directly or through its representatives make such investigation of the assets and business of Corporation (including, without limitation, confirmation of its accounts, accounts receivable and liabilities, and investigation of its titles to and the condition of its assets and equipment) as Buyer deems necessary or advisable. The investigation shall not limit or otherwise affect (1) Corporation's representations and warranties contained or provided for in this Agreement, (2) Buyer's right to rely on those representations and warranties, or
(3) Buyer's right to terminate this Agreement as provided in this Article Seven and in Article Nine. Corporation shall allow Buyer and its representatives full access, at reasonable times after the date of execution of this Agreement, to the premises and to all the books, records, and assets of Corporation, and Corporation's officers shall furnish to Buyer such financial and operating data and other information with respect to the business and Transferred Assets of Corporation as Buyer shall from time to time reasonably request. Buyer agrees not to disclose any confidential information obtained in the course of its investigation or use it for any purposes other than evaluation of Corporation with respect to the contemplated purchase of the Transferred Assets and assumption of the Assumed Obligations.

      7.1 Notice. As soon as practicable, and in any event within 20 days after the receipt of any supporting documentation requested by Buyer, Buyer shall give Corporation notice if Buyer has decided that it wishes to terminate this Agreement based on any information obtained during the course of its investigation. The notice shall specify the information obtained during the investigation on which Buyer's decision to terminate is based. Corporation shall have 10 days after the receipt of the notice to review that information with Buyer. If Buyer does not withdraw

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its notice within this 10 day period, then all further obligations of Buyer and of Corporation under this Agreement shall terminate without further liability of Buyer to Corporation or of Corporation to Buyer, except their respective obligations to return documents as provided in Article Nine. If Buyer does not advise Corporation within the 20 day period specified in the first sentence of this subparagraph that it wishes to terminate this Agreement, Buyer shall be deemed to be satisfied with the information relating to Corporation obtained during the course of its investigation, subject to Buyer's rights concerning the continued accuracy of Corporation's warranties and representations set forth in Article Five, Paragraph 5.3.

                                  ARTICLE EIGHT

      8.0 Survival of Representations, Warranties and Indemnities. No representations or warranties whatever are made by any party except as specifically set forth in this Agreement (including in the Schedules hereto), or in an instruments, certificate, opinion, or other writing provided for in this Agreement. All statements contained in any of these instruments, certificates, opinions, or other writings will be considered to be representation and warranties under this Agreement. The representations, warranties, and indemnities made by the parties in this agreement or in instruments, certificates, opinions, or other writings provided for in this Agreement to be performed or complied with by the respective parties under it before the Closing Date, will be continuing and will survive the Closing, but will expire on the first anniversary of the Closing Date, unless a specific claim in writing with respect to these matters has been made, or an action at law or in equity has been commenced or filed, before that date. Nothing in this paragraph will affect the obligations and indemnities of the parties with respect to covenants and agreements contained in this agreement that are permitted to be performed, in whole or in part, after the Closing Date, including, without limitation, the representations in paragraph 3.5 regarding accounts receivables, which will not expire until December 31, 1998, unless a claim or action with respect thereto has been made or filed by such date.

                                  ARTICLE NINE

      9.0 Grounds for Termination. In addition to the termination rights provided for in Article Seven, this Agreement and the transactions contemplated under this Agreement may be terminated at any time prior to the Closing Date, either before or after the meeting of Corporation's shareholders:

      (a) By mutual consent of Buyer and Corporation;

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      (b) By Buyer if there has been a material misrepresentation or a material breach of warranty in Corporation's representations and warranties set forth in this Agreement, including in any Schedule or certificate delivered pursuant to this Agreement, it being understood that any failure by Corporation to have the pro-forma Stockholders' Equity as of the Closing required by paragraph 3.3, shall be deemed material;

      (c) By Corporation if there has been a material misrepresentation or a material breach of warranty in Buyer's representations and warranties set forth in this Agreement;

      (d) By Buyer or Corporation if either party shall have determined in its sole discretion that the transactions contemplated by this Agreement have become inadvisable or impracticable by reason of the institution or threat of institution, by governmental authorities (local, state, or federal) or by any other person, of material litigation or proceedings against either or both of the parties, it being understood and agreed that a written request by governmental authorities for information with respect to the proposed transactions, which information could be used in connection with such litigation or proceedings, may be deemed by Buyer or Corporation to be a threat of material litigation or proceedings, whether such request is received before or after the date of this Agreement;

      (e) By Buyer if it has determined that the business, assets, or financial condition of Corporation, taken as a whole, have been materially and adversely affected, whether by reason of changes, developments, or operations in the ordinary course of business or otherwise;

      (f) By Corporation or by Buyer if the Closing Date has not occurred by July 31, 1997.

      9.1 Right to Proceed. In the event that this Agreement is terminated pursuant to this Article Nine or Article Seven, or because of the failure to satisfy any of the conditions specified in Article Five or Article Six, all further obligations of Buyer and of Corporation under this Agreement shall terminate without further liability of Buyer to Corporation or Corporation to Buyer, except for the obligations of both parties under Article Seven and of Buyer under Paragraph 9.2 of this Article Nine; provided, however, anything in this Agreement to the contrary notwithstanding, that if Corporation fails to furnish any of the documents referred to in Article Seven or fails to satisfy any of the conditions specified in Article Five, Buyer shall nonetheless have the right, in its discretion, to proceed with the transactions contemplated by this Agreement, and if Buyer fails to satisfy any of the conditions specified in Article Six, Corporation shall nonetheless have the right, in its discretion, to proceed with the transactions contemplated by this Agreement.

      9.2 Return of Corporation's Documents in Event of Termination. In the event of the termination of this Agreement for any reason, Buyer will return to Corporation all documents, work papers, and other materials (including copies) relating to the transactions contemplated by this Agreement, whether obtained before or after execution of this Agreement. Buyer will not use any information so obtained for any purpose, and will take all practicable steps to have such information kept confidential.

                                   ARTICLE TEN

      10.0 Public Announcement. Neither Buyer nor Corporation, without the consent of the other, shall make any public announcement or issue any press release with respect to this Agreement or the transactions contemplated by it, which consent shall not be unreasonably withheld.

                                 ARTICLE ELEVEN

      11.0 Covenant to Operate in Ordinary Course. Between the date of this Agreement and the Closing Date, Corporation shall operate its business only in the ordinary course and in a normal manner consistent with past practice. During this period, Corporation shall not encumber any asset or enter into any transaction or make any commitment relating to its assets or business otherwise than in the ordinary course of its business (consistent with its prior practices), or take any action that would render inaccurate any representation or warranty contained in this Agreement or would cause a breach of any other covenant under this Agreement, without first obtaining the written consent of Buyer.

      11.1 Network and Managed Care Contracts. After the Closing, Corporation shall use its best efforts to have all of its network and managed care contracts assigned to Buyer.

                                 ARTICLE TWELVE

      12.0 Governing Law; Successors and Assigns: Counterparts; Entire Agreement. This Agreement (a) shall be construed under and in accordance with the laws of the State of California; (b) shall be binding on and shall inure to the benefit of the parties to the Agreement and their respective successors and heirs; (c) may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts shall have been signed and delivered by each of the parties; and (d) embodies the entire agreement and understanding, superseding all prior agreements and understandings between the parties relating to the subject matter of this Agreement.

      12.1 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To Corporation at: 23603 Park Sorrento, Suite 101 Calabasas, California 91302

To Buyer at: 11100 Santa Monica Boulevard,  Suite 300 Los Angeles,  California
90025

Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

      12.2 Severability. If any term or provision of this Agreement is unenforceable for any reason, all other terms and provisions shall continue in effect to the fullest extent permitted by law.

      12.3 Indemnity to Buyer. Corporation and Schwartz hereby jointly and severally indemnify and agree to hold Buyer and its officers, directors, employees, agents, parents, and affiliates harmless from and against all claims, losses, damages, costs, diminutions in value, liabilities, proceedings, deficiencies or expenses, including without limitation, interest, penalties and reasonable accounting fees and other costs and amounts paid in investigation or settlement of any of the foregoing (individually "Claim" and collectively the "Claims") (i) incurred in connection with, or arising out of or relating to the breach of any representation, warranty or other agreement or obligation of Corporation or Schwartz pursuant to this Agreement; (ii) arising from any liabilities or obligations (including without limitation, tax liabilities) not specifically assumed by Buyer as part of the Assumed Obligations, or (iii) relating to the Transferred Assets.

      12.4 Indemnity to Corporation. Buyer hereby indemnifies and agrees to hold Schwartz and Corporation and its officers, directors, employees, agents and affiliates harmless from and against all Claims incurred in connection with or arising out of or relating to Buyer's breach of any representation, warranty or other agreement or obligation pursuant to this Agreement.

      12.5 Amendments. This Agreement may be amended only by the written agreement of all parties hereto.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers, all as of the day and year first above written.

                         SPORTSTHERAPY SYSTEMS, INC.,
                         a California corporation

                         By:   /s/ Larry Schwartz
                               --------------------------------------
                               President


                         HFA SERVICES, INC.
                         a California corporation

                         By:   /s/ Timothy O'Brien
                               --------------------------------------
                               Chief Financial Officer


                         By:   /s/ Larry Schwartz
                               --------------------------------------
                               Larry Schwartz